                                                                    EXHIBIT 4.11
===============================================================================

                             STERLING FIBERS, INC.,

                                   Mortgagor,

                                       to

                        HARRIS TRUST COMPANY OF NEW YORK,

                                    Mortgagee


               --------------------------------------------------

                SECOND MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

               --------------------------------------------------

                            Dated as of July 23, 1999

           This instrument affects certain real and personal property located in Santa Rosa County,
                                State of Florida.


===============================================================================

                              Record and return to:

                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                         Attention: Wylie S. Allen, Esq.

         Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $295,000,000.

         Pursuant to the procedure set forth in Florida Department of Revenue Regulation 12B-4.053(32) (c) the documentary stamp tax due on the indebtedness secured hereby is $59,381.00, which is based upon a value of the Florida property secured hereby in the amount of $16,966,000.000.

         Based on the valuations of the collateral as a ratio as set forth in Florida Department of Revenue Regulation 12C-2.004(2) the intangible tax due on the indebtedness secured and allocated to Florida real estate is $6,996.36. This is based upon a total value for all Florida Real Estate of $14, 530,000.00 and the value of all collateral in the amount of $1,225,309,000.00.

         CALCULATIONS:

         $14,530,000.00     X $295,000,000.00 = $ 3,498,178.83
         -----------------                      --------------
         $1,225,309,000.00

         $ 3,498, 178.83 X .002 = $6,996.36
                                  ---------

         The calculations used for computing documentary stamp taxes and intangible taxes are based upon present valuations as agreed by the parties and in no way limit the Mortgagee's right or ability to fully recover on the indebtedness secured hereby.

                                TABLE OF CONTENTS

                                                                                                         Page

                                    ARTICLE I

                    COVENANTS AND AGREEMENTS OF THE MORTGAGOR
SECTION 1.1.   Payment of Obligations......................................................................4
SECTION 1.2.   Title to Collateral, etc....................................................................5
SECTION 1.3.   Title Insurance.............................................................................5
SECTION 1.4.   Recordation.................................................................................6
SECTION 1.5.   Payment of Impositions, etc.................................................................6
SECTION 1.6.   Insurance and Legal Requirements............................................................6
SECTION 1.7.   Security Interests, etc.....................................................................7
SECTION 1.8.   Permitted Contests..........................................................................7
SECTION 1.9.   Leases......................................................................................8
SECTION 1.10.  Compliance with Instruments.................................................................8
SECTION 1.11.  Maintenance and Repair, etc.................................................................8
SECTION 1.12.  Alterations, Additions, etc.................................................................8
SECTION 1.13.  Intentionally Omitted.......................................................................9
SECTION 1.14.  Assignment of Rents, Proceeds, etc..........................................................9
SECTION 1.15.  No Claims Against the Mortgagee.............................................................9
SECTION 1.16.  Indemnification............................................................................10
SECTION 1.17.  No Credit for Payment of Taxes.............................................................11
SECTION 1.18.  Intentionally Omitted......................................................................11
SECTION 1.19.  No Transfer of the Property................................................................11
SECTION 1.20.  Security Agreement.........................................................................11
SECTION 1.21.  Representations and Warranties.............................................................12
SECTION 1.22.  Mortgagor's Covenants......................................................................12
SECTION 1.23.  Attornment.................................................................................12

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR taking, ETC.

SECTION 2.1.   Insurance..................................................................................13
SECTION 2.2.   Damage, Destruction or Taking; Mortgagor to Give Notice; Assignment of Awards..............14
SECTION 2.3.   Application of Proceeds and Awards.........................................................15
SECTION 2.4.   Total Taking and Total Destruction.........................................................17

                                   ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

SECTION 3.1.   Events of Default; Acceleration............................................................17


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

SECTION 3.2.   Legal Proceedings; Judicial Foreclosure....................................................18
SECTION 3.3.   Power of Sale..............................................................................18
SECTION 3.4.   Uniform Commercial Code Remedies...........................................................18
SECTION 3.5.   Mortgagee Authorized to Execute Deeds, etc.................................................19
SECTION 3.6.   Purchase of Collateral by Mortgagee........................................................19
SECTION 3.7.   Receipt a Sufficient Discharge to Purchaser................................................19
SECTION 3.8.   Waiver of Appraisement, Valuation, etc.....................................................19
SECTION 3.9.   Sale a Bar Against Mortgagor...............................................................19
SECTION 3.10.  Obligations to Become Due on Sale..........................................................19
SECTION 3.11.  Application of Proceeds of Sale and Other Moneys...........................................20
SECTION 3.12.  Appointment of Receiver....................................................................20
SECTION 3.13.  Possession, Management and Income..........................................................20
SECTION 3.14.  Right of Mortgagee to Perform Mortgagor's Covenants, etc...................................21
SECTION 3.15.  Subrogation................................................................................21
SECTION 3.16.  Remedies, etc., Cumulative.................................................................21
SECTION 3.17.  Provisions Subject to Applicable Law.......................................................22
SECTION 3.18.  No Waiver, etc.............................................................................22
SECTION 3.19.  Compromise of Actions, etc.................................................................22

                                   ARTICLE IV

                                   DEFINITIONS

SECTION 4.1.   Terms Defined in this Mortgage.............................................................22
SECTION 4.2.   Use of Defined Terms.......................................................................24
SECTION 4.3.   Indenture Definitions......................................................................24

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1.   Further Assurances; Financing Statements...................................................24
SECTION 5.2.   Additional Security........................................................................25
SECTION 5.3.   Defeasance; Partial Release, etc...........................................................25
SECTION 5.4.   Notices, etc...............................................................................25
SECTION 5.5.   Waivers, Amendments, etc...................................................................25
SECTION 5.6.   Cross-References...........................................................................25
SECTION 5.7.   Headings...................................................................................25
SECTION 5.8.   Currency...................................................................................26
SECTION 5.9.   Governing Law..............................................................................26
SECTION 5.10.  Successors and Assigns, etc................................................................26
SECTION 5.11.  Waiver of Jury Trial; Submission to Jurisdiction...........................................26
SECTION 5.12.  Severability; Conflicts....................................................................27
SECTION 5.13.  Security Agreement.........................................................................27
SECTION 5.14.  Usury Savings Clause.......................................................................27
SECTION 5.15.  Future Advances............................................................................27
SECTION 5.16.  Subordination to First Mortgage............................................................28

Exhibit A      Legal Description of the Land
Exhibit B      Permitted Encumbrances


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


                SECOND MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

         SECOND MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of July 23, 1999 (this "Mortgage"), made by STERLING FIBERS, INC., a Delaware corporation (the "Mortgagor"), having an address at 1200 Smith, Suite 1900, Houston, Texas 77002-4312, to HARRIS TRUST COMPANY OF NEW YORK, a New York corporation, as collateral agent and indenture trustee for the benefit of itself and certain other holders (collectively, the "Holders") of the 12 3/8% Senior Secured Notes due 2006, having an address at Wall Street Plaza, 19th Floor, 88 Pine Street, New York, New York 10005, as mortgagee (together with its successors and assigns from time to time, the "Mortgagee"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Indenture.

                                WITNESSETH THAT:

         WHEREAS, the Mortgagor is on the date of delivery hereof the owner of fee title (or easement or leasehold title if otherwise indicated on Exhibit A hereto) to the parcels of land described in Exhibit A hereto (the "Land") and of the Improvements (hereinafter defined);

         WHEREAS, the Mortgagee, as collateral agent and indenture trustee, and Sterling Chemicals, Inc., a Delaware corporation, as issuer ("Issuer") have entered into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuer issued $295 million in the aggregate principal amount of 12 3/8% Senior Secured Notes due 2006 (the "Senior Secured Notes"); and

         WHEREAS, Mortgagor has granted a first priority mortgage (the "First Mortgage") encumbering the Collateral pursuant to that certain Revolving Credit Agreement (the "Credit Agreement"), by and among Sterling Chemicals, Inc., Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., Mortgagor, Sterling Chemicals Energy, Inc. and Sterling Chemicals International, Inc., as Borrowers (collectively, "Borrowers"), various financial institutions, as lenders ("Lenders"), DLJ Capital Funding, Inc., as syndication agent ("Syndication Agent"), The CIT Group/Business Credit, Inc., as the administrative agent and collateral agent (the "Administrative Agent"), and Credit Suisse First Boston, as the documentation agent; and

         WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders (as defined in the Credit Agreement) have agreed to make Fixed Assets Loans (as defined in the Credit Agreement) (the "Senior Loan") to the Borrowers in the maximum original principal amount of Seventy Million Dollars ($70,000,000), the payment of which is secured by, inter alia, the First Mortgage encumbering the Collateral; and

         WHEREAS, during the pendency of the Senior Loan and any refinancing thereof to the extent permitted hereunder, this Mortgage shall be subordinate and inferior to the First Mortgage; and


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

         WHEREAS, the Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.

                                     GRANT:

         NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to secure the full, timely and proper payment and performance of and compliance with each and every one of the Obligations (as hereinafter defined), the Mortgagor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Mortgagee and its successors and assigns, forever, all of the following (the "Collateral"):

                  (a) Real Estate. All of Mortgagor's right, title and interest in and to all of the Land and all additional lands and estates therein now owned by the Mortgagor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any way pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates (herein collectively referred to as the "Real Estate");

                  (b) Improvements. All of Mortgagor's right, title and interest in and to all buildings, structures and other improvements now existing and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and, to the extent that any of the following items of property constitutes fixtures under applicable laws, all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein collectively referred to as the "Improvements"; the Real Estate and the Improvements are herein collectively referred to as the "Property");


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
                  (c) Goods. All of Mortgagor's right, title and interest in and to all building materials, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (herein collectively referred to as the "Goods");

                  (d) Leases. All rights of the Mortgagor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, and now existing or replacements thereof hereafter existing, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the "Leases"), and the right, subject to applicable law, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

                  (e) Intentionally Omitted.

                  (f) Plans. All rights of the Mortgagor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as the "Plans");

                  (g) Permits. All rights of the Mortgagor, to the extent assignable, in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (collectively, the "Permits");

                  (h) Contracts. All right, title and interest of the Mortgagor, to the extent assignable, in and to all certificates, warranties, appraisals, engineering, environmental, soils, insurance and other reports and studies, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, operation, management, leasing, maintenance and/or ownership of the Property and all right, title and interest of the Mortgagor therein (collectively, the "Contracts");

                  (i) Leases of Furniture, Furnishings and Equipment. All right, title and interest of the Mortgagor as lessee in, to and under any leases of furniture, furnishings, equipment and any other Goods now or hereafter installed in or at any time used in connection with the Property;

                  (j) Rents. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Mortgagor from the Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants, under the Leases (herein collectively referred to as the "Rents"); and

                  (k) Proceeds. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (herein collectively referred to as the "Proceeds"); provided however, the Collateral shall not include any general intangibles or other rights arising under any contracts, instruments, licenses, or other documents as to which the grant of a lien and/or security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained; and further provided, however, in no event shall the Collateral hereunder include any item or classes of "Collateral" as defined in the Current Assets Security Agreement (as defined in the Credit Agreement) and provided further, that the Collateral shall include after acquired property to the extent, and only to the extent, that such after acquired property is in replacement or substitution of Collateral existing as of the date hereof.

         AND, without limiting any of the other provisions of this Mortgage, the Mortgagor expressly grants to the Mortgagee, as secured party, a security interest in all of those portions of the Collateral which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions, subject, however, to the Permitted Encumbrances;

         TO HAVE AND TO HOLD the Collateral unto the Mortgagee, its successors and assigns, forever, subject, however, to the Permitted Encumbrances.

         FURTHER to secure the full, timely and proper payment and performance of the Obligations, the Mortgagor hereby covenants and agrees with and warrants to the Mortgagee as follows:

                                   ARTICLE I

                    COVENANTS AND AGREEMENTS OF THE MORTGAGOR

         SECTION 1.1 Payment of Obligations. (i) The Mortgagor agrees that:


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

                  (a) it will duly and punctually pay and perform or cause to be paid and performed each of its liabilities, duties and obligations pursuant to its Subsidiary Guarantees under the Indenture at the time and in accordance with the terms thereof, and

                  (b) when and as due and payable from time to time in accordance with the terms hereof, pay and perform, or cause to be paid and performed, all other Obligations.

         SECTION 1.2 Title to Collateral, etc. The Mortgagor represents and warrants to and covenants with the Mortgagee that:

                  (a) except as otherwise permitted by the terms of the Indenture, as of the date hereof and at all times hereafter while this Mortgage is outstanding, the Mortgagor (1) is and shall be the absolute owner of the legal and beneficial title to the applicable interest in the Property and to all other property included in the Collateral, and
         (2) has and shall have good and marketable title in fee simple absolute, or good and sufficient easement or leasehold title, as currently represented in the granting clause as of the date hereof, to the Property, subject in each case only to this Mortgage, the Permitted Liens, the First Mortgage and the encumbrances set forth in Exhibit B (collectively, the "Permitted Encumbrances");

                  (b) the Mortgagor has good and lawful right, power and authority to execute this Mortgage and to convey, transfer, assign, mortgage and grant a security interest in the Collateral, all as provided herein;

                  (c) this Mortgage has been duly executed, acknowledged and delivered on behalf of the Mortgagor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Mortgagor have been duly and fully given and performed and this Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms; and

                  (d) the Mortgagor, at its expense, will warrant and defend to the Mortgagee and any purchaser under the power of sale herein or at any foreclosure sale such title to the Collateral and the mortgage lien and perfected security interest of this Mortgage thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Mortgage a valid, direct mortgage lien of record on the Property and a perfected security interest in the Collateral other than the Property, subject only to the Permitted Encumbrances.

         SECTION 1.3. Title Insurance.

         SECTION 1.3.1. Title Insurance Policy. Concurrently with the execution and delivery of this Mortgage, the Mortgagor, at its expense, has obtained and delivered to the Mortgagee a loan policy or policies of title insurance in an amount, and in form and substance, reasonably satisfactory to the Mortgagee naming the Mortgagee as the insured, insuring the title to and the mortgage lien of this Mortgage on the Property, with endorsements reasonably requested by the Mortgagee. The Mortgagor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.


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

         SECTION 1.3.2. Title Insurance Proceeds. All proceeds received by and payable to the Mortgagee for any loss under the loan policy or policies of title insurance delivered to the Mortgagee pursuant to Section 1.3.1, or under any policy or policies of title insurance delivered to the Mortgagee in substitution therefor or replacement thereof, shall be the property of the Mortgagee and shall be applied by the Mortgagee in accordance with the provisions of Section 2.3.

         SECTION 1.4. Recordation. The Mortgagor, at its expense, will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Indenture, the Senior Secured Notes or any other Security Agreement made pursuant to the terms of the Indenture and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Mortgage as a valid, direct second mortgage lien on the Property and second priority perfected security interest in the Collateral other than the Property, subject only to the Permitted Encumbrances. The Mortgagor will pay or cause to be paid, and will indemnify the Mortgagee in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Mortgage and any and all supplements and amendments hereto.

         SECTION 1.5. Payment of Impositions, etc. Subject to Section 1.8 (relating to permitted contests), the Mortgagor will pay or cause to be paid before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Collateral, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Obligations, or the interest thereon (collectively, the "Impositions"). The Mortgagor will deliver to the Mortgagee, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

         SECTION 1.6. Insurance and Legal Requirements. Subject to Section 1.8 (relating to permitted contests), the Mortgagor, at its expense, will comply in all material respects, or cause compliance in all material respects with

                  (a) all provisions of any insurance policy covering or applicable to the Collateral or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Collateral or any part thereof or any use or condition of the Collateral or any part thereof (collectively, the "Insurance Requirements"); and

                  (b) all laws, including Environmental Laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Collateral or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Collateral or any part thereof (collectively, the "Legal Requirements");

noncompliance of which could reasonably be expected to cause a Material Adverse Effect (as defined in the Credit Agreement) whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Collateral or any part thereof.

         SECTION 1.7. Security Interests, etc. The Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Collateral or any part thereof or the interest of the Mortgagor or the Mortgagee therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than (a) Permitted Encumbrances, and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Mortgagor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by Section 1.8. The Mortgagor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such liens or rights thereto are at the time being contested as permitted by Section 1.8), for more than 60 days after the completion of the action giving rise to such liens or rights thereto.

         SECTION 1.8. Permitted Contests. The Mortgagor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, provided that, (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee, and the Collateral (including any rent or other income therefrom) and shall not materially interfere with the payment of any such rent or income, (b) neither the Collateral nor any rent or other income therefrom nor any part thereof or interest therein would be in any material danger of being sold, forfeited, lost, impaired or interfered with, (c) in the case of a Legal Requirement, neither the Mortgagor nor the Mortgagee would be in material danger of any civil or criminal liability for failure to comply therewith, (d) the Mortgagor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Mortgagee, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Collateral or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to any of the Senior Secured Notes or under this Mortgage (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 1.8) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor under

Section 2.1, and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Mortgagor's books.

         SECTION 1.9. Leases. The Mortgagor represents and warrants to the Mortgagee that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature, other than the Permitted Encumbrances, relating to the occupancy of any portion of the Property by any Person other than the Mortgagor. Except as is permitted by the Indenture and any Security Agreements executed pursuant to the Indenture, the Mortgagor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property without first obtaining the written consent of the Mortgagee.

         SECTION 1.10. Compliance with Instruments. The Mortgagor at its expense will promptly comply in all material respects with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Mortgagor under the terms thereof. Except as is permitted by the Indenture and any Security Agreements executed pursuant to the Indenture, the Mortgagor will not take any action which may result in a forfeiture or termination of the rights afforded to the Mortgagor under any such instruments, and will not, without the prior written consent of the Mortgagee, amend any of such instruments in any manner adverse to the Holders in any material respect.

         SECTION 1.11. Maintenance and Repair, etc. Subject to the provisions of
Section 1.12, the Mortgagor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that neither the value nor utility of the Collateral will be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. The Mortgagor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Mortgagor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

         SECTION 1.12. Alterations, Additions, etc. So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition: (a) shall not change the general character or the use of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property; (b) is effected with due diligence, in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements and Insurance Requirements; (c) subject to Section 1.8 is promptly and fully paid for, or caused to be paid for, by the Mortgagor; and (d) is made, in case the estimated cost of such alteration or addition exceeds U.S. $1,000,000, under the supervision of a qualified architect or engineer or another professional.

         SECTION 1.13. Intentionally Omitted.

         SECTION 1.14. Assignment of Rents, Proceeds, etc. The assignment, grant and conveyance of the Leases, Rents, Proceeds and other rents, income, proceeds and benefits of the Collateral contained in the Granting Clause of this Mortgage shall constitute an absolute, present and irrevocable assignment, grant and conveyance, provided, however, that permission is hereby given to the Mortgagor, so long as no Event of Default has occurred and be continuing hereunder, to collect, receive and apply such Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not further in advance thereof than is customary, and in accordance with all of the other terms, conditions and provisions hereof, of the Indenture, the Senior Secured Notes and the Security Agreements made pursuant to the terms of the Indenture, and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence and continuance of an Event of Default, such permission shall terminate immediately and automatically, without notice to the Mortgagor or any other Person except as required by law, and shall not be reinstated upon a cure of such Event of Default without the express written consent of the Mortgagee. Such assignment shall be fully effective without any further action on the part of the Mortgagor or the Mortgagee and the Mortgagee shall be entitled, at its option, upon the occurrence and continuance of an Event of Default hereunder, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Collateral, including all right, title and interest of the Mortgagor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Mortgagee takes possession of the Collateral or any part thereof. The Mortgagor further grants to the Mortgagee the right, at the Mortgagee's option, upon the occurrence and continuance of an Event of Default hereunder, to:

                  (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

                  (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under any Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

                  (c) let or convey the Collateral or any portion thereof or any interest therein; and

                  (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Obligations in accordance with Section 3.11.

         SECTION 1.15. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Mortgage. ALL CONTRACTORS SUBCONTRACTORS, VENDORS AND OTHER PERSONS DEALING WITH THE PROPERTY, OR WITH ANY PERSONS INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE PROVISIONS OF THIS SECTION.

         SECTION 1.16. Indemnification. The Mortgagor will protect, indemnify, save harmless and defend the Holders, the Mortgagee, and each of its respective officers, directors, shareholders, employees, representatives and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Mortgage, the Indenture, the Senior Secured Notes, any Security Agreement executed pursuant to the Indenture made pursuant to the terms of the Indenture or the Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage, the Indenture, the Senior Secured Notes, or any Security Agreement made pursuant to the terms of the Indenture, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof made or suffered to be made by or on behalf of the Mortgagor, (f) any negligence or tortious act on the part of the Mortgagor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h)
(i) any Hazardous Material on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in Sections 1.21 and 1.22, (iii) any violation or claim of violation by the Mortgagor of any Environmental Laws, or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of any Hazardous Material, except to the extent that any of the matters described in subsections (a)-(h) arise out of the gross negligence or willful misconduct of any Indemnified Party. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Mortgage, the Indenture, the Senior Secured Notes or any Security Agreement executed pursuant to the Indenture, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Mortgagor to such Indemnified Parties, as the case may be, as hereinafter provided. The Mortgagor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Mortgage, the Indenture, the Senior Secured Notes, any Security Agreement executed pursuant to the Indenture or any other Obligation. All amounts payable to the Indemnified Parties under this
Section 1.16 shall be deemed indebtedness secured by this Mortgage and any such amounts which are not paid within ten (10) days after written demand therefor by any Indemnified Party shall bear interest at the rate provided for in the Indenture and the Senior Secured Notes from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Mortgagor, upon request of such Indemnified Party, will, at the Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Mortgagor and approved by such Indemnified Party. The obligations of the Mortgagor under this
Section 1.16 shall survive any discharge or reconveyance of this Mortgage and payment in full of the Obligations.

         SECTION 1.17. No Credit for Payment of Taxes. The Mortgagor shall not be entitled to any credit against the Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Mortgage.

         SECTION 1.18. Intentionally Omitted

         SECTION 1.19. No Transfer of the Property. Except as is provided in the Indenture and other Security Agreements executed pursuant to the Indenture, and except for the Permitted Encumbrances, the Mortgagor shall not, without the prior written consent of the Mortgagee, which consent may be granted or withheld in the sole and absolute discretion of the Mortgagee (i) sell, convey, assign or otherwise transfer the Property or any portion of the Mortgagor's interest therein or (ii) further encumber the Property or permit the Property to become encumbered by any lien, claim, security interest or other indebtedness of any kind or nature other than the Permitted Encumbrances.

         SECTION 1.20. Security Agreement. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Mortgage and included as part of the Collateral, this Mortgage is hereby made and declared to be a security agreement encumbering each and every item of personal property and fixtures now or hereafter owned by Mortgagor and included herein as a part of the Collateral, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. In this respect, Mortgagor, as "Debtor", expressly grants to Mortgagee, as "Secured Party", a security interest in and to all of the property now or hereafter owned by Mortgagor which constitutes the personal property and fixtures hereinabove referred to and described in this Mortgage, including all extensions, accessions, additions, improvements, betterments, renewals, replacements and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof. Mortgagor agrees that Mortgagee may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Mortgage shall be deemed to be, a financing statement filed as a fixture filing in accordance with the laws of the State. Any reproduction of this Mortgage or of any other security agreement or financing statement executed by Mortgagor shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Mortgagee, upon Mortgagee's request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Mortgage, in such form as Mortgagee may reasonably require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Except as is provided in the Indenture and other Security Agreements, and except for the Permitted Encumbrances, without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence and continuance of an Event of Default under this Mortgage, the Mortgagee shall have and shall be entitled to exercise any and all of the rights and remedies (i) as prescribed in this Mortgage, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of Mortgagor and Mortgagee that everything located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of, the Collateral, which is described or reflected as a fixture in this Mortgage, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Real Estate conveyed hereby. Mortgagor warrants that Mortgagor's name, identity and address are as set forth herein. The mailing address of the Mortgagee from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with the laws of the State, this Mortgage shall remain effective as a fixture filing until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Collateral.

         SECTION 1.21. Representations and Warranties. In order to induce the Mortgagee to enter into this Mortgage, the Indenture and the other Security Agreements, the Mortgagor agrees that all of the representations and warranties of Mortgagor set forth in the Indenture and the Security Agreements made pursuant to the terms of the Indenture are incorporated into this Mortgage by reference as if fully set forth herein.

         SECTION 1.22. Mortgagor's Covenants. In order to induce the Mortgagee to enter into this Mortgage, the Indenture and the other Security Agreements, the Mortgagor agrees that all of the covenants of Mortgagor set forth in the Indenture are incorporated into this Mortgage by reference as if fully set forth herein.

         SECTION 1.23. Attornment. Mortgagee hereby acknowledges and agrees that the liens granted herein are subject to the rights of certain lessees under the leases as disclosed in the Credit Agreement set forth on and will be subject to the rights of lessees under any Leases entered into by Mortgagor after the date hereof which are permitted as Permitted Liens pursuant to the Credit Agreement, subject to the express rights contained in the applicable Lease. The rights of the tenants under the Leases to the leased premises shall not be adversely affected by the exercise by Mortgagee of any of its rights hereunder, nor shall any such tenant be in any way deprived of its rights under the applicable Lease except in accordance with the terms of such Lease. In the event that Mortgagee succeeds to the interest of Mortgagor under a Lease, such Lease shall not be terminated or affected thereby except as set forth therein, and any sale of the applicable leased premises by Mortgagee or pursuant to the judgment of any court in an action to enforce the remedies provided for in this Mortgage shall be made subject to such Lease and the rights of such tenant expressly set forth thereunder. If Mortgagee succeeds to the interests of

Mortgagor in and to the applicable leased premises or under such Lease or enters into possession of such leased premises, the Mortgagee, and such tenants, shall be bound to each other under all of the express terms, covenants and conditions of such Lease, as if the Mortgagee was originally the Mortgagor as lessor thereunder.

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

         SECTION 2.1. Insurance.

         SECTION 2.1.1. Risks to be Insured. The Mortgagor will, at its expense, maintain or cause to be maintained with insurance carriers approved by the Mortgagee (a) insurance with respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Mortgagor and the Mortgagee from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Mortgagor in accordance with generally accepted insurance practice and approved by the Mortgagee or, at the request of the Mortgagee, as determined at the Mortgagor's expense by the insurer or insurers or by an expert approved by the Mortgagee,
(b) comprehensive public liability, including bodily injury and product liability and property damage, insurance, with personal injury endorsements, applicable to the Property in such amounts as are customarily carried by Persons operating similar properties in the same general locality, but in any event with a combined single limit of not less than Twenty Million Dollars ($20,000,000) per occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than Twenty Million Dollars ($20,000,000), (d) business interruption insurance (including added expense coverage) against all insurable perils for a period of not fewer than twelve
(12) months (subject to a reasonable aggregate deductible not exceeding ten (10) days per any occurrence), (e) worker's compensation insurance to the full extent required by applicable law for all employees of the Mortgagor engaged in any work on or about the Property and employer's liability insurance with a limit of not less than Ten Million Dollars ($10,000,000) for each occurrence, (f) all-risk, builders' risk insurance with respect to the Property during any period during which there is any construction work being performed, against loss or damage by fire or other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available and (g) such other insurance with respect to the Property in such amounts and against such insurable hazards as the Mortgagee from time to time may reasonably require by written notice to the Mortgagor.

         SECTION 2.1.2. Policy Provisions. All insurance maintained by the Mortgagor pursuant to Section 2.1.1 shall (a) (except for worker's compensation insurance) list the Mortgagee, as additional insureds as its interests may appear, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Mortgagor subject to the approval of the Mortgagee in the event the proceeds shall exceed $1,000,000, and shall be payable to the Mortgagee, to be held and applied as provided in Section 2.3, (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Mortgage and the Property and all claims for insurance premiums against the Mortgagee, (d) (except for worker's compensation and public liability insurance) provide that any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the Mortgagee pursuant to any provision of this Mortgage, or (iv) any change in title or ownership of the Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof,
(f) provide that any notice under such policies shall be simultaneously delivered to the Mortgagee, and (g) be satisfactory in all other reasonable respects to the Mortgagee. Any insurance maintained pursuant to this Section 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Mortgagor, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Property and shall in all other respects comply with the requirements of this Section 2.1.

         SECTION 2.1.3. Delivery of Policies, etc. The Mortgagor will deliver to the Mortgagee, promptly upon request, (a) certificates of all policies evidencing all insurance required to be maintained under Section 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy), and (b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that the Mortgagee shall not be deemed by reason of its custody of such certificates to have knowledge of the contents thereof or the applicable policies. The Mortgagor will also deliver to the Mortgagee prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof and when the new policy is issued a certificate of such new policy (or, in the case of a replacement blanket policy, a certificate thereof of the insurer together with a counterpart of the blanket policy). In the event the Mortgagor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 2.1, the Mortgagor will indemnify the Mortgagee against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

         SECTION 2.1.4. Separate Insurance. The Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 2.1.

         SECTION 2.2. Damage, Destruction or Taking; Mortgagor to Give Notice; Assignment of Awards. In case of

                  (a) any material damage to or destruction of the Collateral or any material part thereof, or

                  (b) any taking, whether for permanent or temporary use, of all or any material part of the Collateral or any material interest therein or material right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Collateral or any portion thereof (a "Taking"), or the commencement of any proceedings or negotiations which may result in a Taking, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction and the Mortgagor's best estimate of the cost of restoring the Collateral, or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. The Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Collateral on account of such Taking up to the amount of the Obligations, and the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee all rights of the Mortgagor to any such proceeds, awards or payments and irrevocably authorizes and empowers the Mortgagee, at its option, in the name of the Mortgagor or otherwise, to file and prosecute what would otherwise be the Mortgagor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with Section 2.3. The Mortgagor will pay all reasonable costs and expenses incurred by the Mortgagee in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, awards or payments in respect thereof.

         SECTION 2.3. Application of Proceeds and Awards. The Mortgagee may, at its option, apply all amounts recovered under any insurance policy required to be maintained by the Mortgagor hereunder and all awards received by it on account of any Taking in any one or more of the following ways:

                  (a) to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

                  (b) to the payment of the principal of the Senior Secured Notes and any interest (including post-petition interest payable in any proceedings for bankruptcy under applicable law ("Post-Petition Interest") to the extent such interest is an Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is an Obligation) accrued on the Senior Secured Notes and unpaid, second, to the payment of all amounts of principal at the time outstanding;

                  (c) to the payment of, or the application to, any Obligation (other than as provided in clause (b) above);

                  (d) to fulfill any of the other covenants contained herein, in the Indenture, the Senior Secured Notes, or Security Agreements executed pursuant to the Indenture, as the Mortgagee may determine in its sole discretion;

                  (e) to the Mortgagor for application to the cost of restoring the Collateral and the replacement of Goods destroyed, damaged or taken; or

                  (f) to the Mortgagor.

Notwithstanding the foregoing provisions of this Section 2.3 to the contrary (but subject to the provisions of Section 2.4), and if each of the following conditions is satisfied, the Mortgagee, upon request of the Mortgagor, shall apply insurance proceeds or condemnation awards received by it to the restoration or replacement of the Collateral, to the extent necessary for the restoration or replacement thereof:

                           (i) there shall then exist no uncured Event of
                  Default;

                           (ii) the Mortgagor shall furnish to the Mortgagee a
                  certificate of an architect or engineer reasonably acceptable to the Mortgagee stating (x) that the Collateral is capable of being restored, prior to the maturity of the Indenture, to substantially the same condition as existed prior to the casualty or Taking, (y) the aggregate estimated direct and indirect costs of such restoration and (z) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to the Mortgagor's customary use or occupancy of the Property or Mortgagor otherwise provides Mortgagee adequate assurance that the Collateral can be restored or is not necessary to the Mortgagor's customary use or occupancy of the Property; and

                           (iii) in the event that the estimated cost of
                  restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds the net insurance proceeds or condemnation awards actually received from time to time, the Mortgagor shall deposit the amount of such excess with the Mortgagee.

         In the event that such insurance proceeds or condemnation awards are to be utilized in the restoration of the Collateral, the Mortgagee shall disburse such Proceeds and the additional amounts deposited by the Mortgagor for such restoration after receipt of a written request for disbursement, on not fewer than five (5) nor more than twelve (12) Business Days notice and, to the extent applicable, in accordance with the Mortgagee's customary construction loan procedures and conditions. In the event that such insurance or condemnation awards are to be utilized to replace the Collateral so destroyed or taken, the Mortgagee shall disburse such Proceeds after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve (12) Business Days notice simultaneously with the acquisition of such replacement property by the Mortgagor. In the event that, after the restoration or replacement of the Collateral, any insurance or condemnation awards shall remain, such amount shall be paid to the Mortgagor. Insurance proceeds and condemnation awards shall be invested in the manner reasonably requested by the Mortgagor and approved by the Mortgagee, and all interest earned thereon shall be applied as provided in this Section 2.3. If, prior to the receipt by the Mortgagee of such insurance proceeds or condemnation awards, the Collateral shall have been sold on foreclosure, the Mortgagee shall have the right to receive said insurance proceeds or condemnation awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

         SECTION 2.4. Total Taking and Total Destruction. In the event of a Total Destruction or a Total Taking, the Mortgagee shall apply all amounts recovered under any insurance policy referred to in Section 2.1.1 and all awards received by it on account of any such Taking as follows:

                  (a) first, to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

                  (b) second, to the payment of the principal of the Senior Secured Notes and any interest (including Post-Petition Interest to the extent such interest is an Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is an Obligation) accrued on the Senior Secured Notes and unpaid, and second, to the payment of all amounts of principal at the time outstanding;

                  (c) third, to the payment of, or the application to, any Obligation (other than as provided in clause (b) above);

                  (d) fourth, to fulfill any of the other covenants contained herein as the Mortgagee may determine; and

                  (e) fifth, the balance, if any, to the Mortgagor.

                                  ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

         SECTION 3.1. Events of Default; Acceleration. If an "Event of Default" (pursuant to and as defined in the Indenture) shall have occurred and be continuing, then and in any such event the Mortgagee may at any time thereafter (unless all Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of the Mortgagee, shall have been paid in full by the Mortgagor) declare, by written notice to the Mortgagor, the Senior Secured Notes and all other Obligations to be due and payable immediately or on a date specified in such notice, and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Mortgagor hereby waives. The Mortgagor will pay on demand all costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by or on behalf of the Mortgagee in enforcing this Mortgage, the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture or occasioned by any default hereunder or thereunder.

         SECTION 3.2. Legal Proceedings; Judicial Foreclosure. If an Event of Default shall have occurred and be continuing, the Mortgagee at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment and performance of the Obligations in accordance with the terms hereof and thereof and to foreclose the lien of this Mortgage as against all or any part of the Collateral and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Mortgagee shall be entitled to recover in such proceedings all costs incident thereto, including attorneys' fees and expenses in such amounts as may be fixed by the court.

         SECTION 3.3. Power of Sale. If an Event of Default shall have occurred and be continuing, the Mortgagee may grant, bargain, sell, assign, transfer, convey and deliver the whole or, from time to time, any part of the Collateral, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Mortgagee in its sole discretion may determine, or as may be required by law, and upon such sale the Mortgagee may execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to applicable laws. Without limiting the authority granted in this Section 3.3, the Mortgagee shall, without demand on the Mortgagor, after the lapse of such time as may then be required by law, and notice of default and notice of sale having been given as then required by law, sell the Collateral on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels and in such order as the Mortgagee may determine, but subject to any statutory right of the Mortgagor to direct the order in which such property, if consisting of several known lots, parcels or interests, shall be sold, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The Person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such Person at the time and place last appointed for the sale; provided that, if the sale is postponed for longer than one (1) day beyond the day designated in the notice of sale, notice of sale and notice of the time, date and place of sale shall be given in the same manner as the original notice of sale. The Mortgagee shall execute and deliver to the purchaser at any such sale a mortgagee's deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such mortgagee's deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Mortgagee, may bid at the sale.

         SECTION 3.4. Uniform Commercial Code Remedies. If an Event of Default shall have occurred and be continuing, the Mortgagee may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Mortgagor shall, promptly upon request by the Mortgagee, assemble the Collateral, or any portion thereof generally described in such request, and make it available to the Mortgagee at such place or places designated by the Mortgagee and reasonably convenient to the Mortgagee or the Mortgagor. If the Mortgagee elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Collateral, the Mortgagee, at its option, may give the Mortgagor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Mortgagor at least ten (10) days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Mortgagee of any portion of the Collateral or any interest therein is required by law, the Mortgagor conclusively agrees that ten (10) days notice to the Mortgagor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

         SECTION 3.5. Mortgagee Authorized to Execute Deeds, etc. The Mortgagor irrevocably appoints the Mortgagee (which appointment is coupled with an interest) the true and lawful attorney of the Mortgagor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

         SECTION 3.6. Purchase of Collateral by Mortgagee. The Mortgagee may be a purchaser of the Collateral or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Mortgagee may apply upon the purchase price thereof the indebtedness secured hereby owing to the Mortgagee. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and lien of this Mortgage and free of all rights of redemption in the Mortgagor.

         SECTION 3.7. Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Collateral or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

         SECTION 3.8. Waiver of Appraisement, Valuation, etc. The Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Collateral or any part thereof or any interest therein.

         SECTION 3.9. Sale a Bar Against Mortgagor. Any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against the Mortgagor.

         SECTION 3.10. Obligations to Become Due on Sale. Except as otherwise provided in the Indenture, upon any sale of the Collateral or any portion thereof or interest therein by virtue of the exercise of any remedy by the Mortgagee under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Mortgage or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Mortgagee, any sums or monies due and payable pursuant to the Indenture, the Senior Secured Notes or Security Agreements executed pursuant to the Indenture and in connection with the Obligations shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Mortgage by its terms secures.

         SECTION 3.11. Application of Proceeds of Sale and Other Moneys. Except as otherwise provided in the Indenture or herein, the proceeds of any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Mortgagee as part of the Collateral, shall be applied in such order of priority as the Mortgagee shall determine in its sole and absolute discretion including, without limitation, as follows:

                  (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Collateral or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Mortgagee or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Mortgagee, all reasonable costs and expenses of any receiver of the Collateral or any part thereof, and any Impositions or other charges or expenses prior to the security interest or lien of this Mortgage, which the Mortgagee may consider it necessary or desirable to pay;

                  (b) second, to the payment of any Obligation (other than those set forth in Section 3.11(c) below);

                  (c) third, to the payment of all amounts of principal of and interest (including Post-Petition Interest to the extent such interest is an Obligation) at the time due and payable under the Indenture at the time outstanding (whether due by reason of maturity or by reason of any prepayment requirement or by declaration or acceleration or otherwise), including interest at the rate provided for in the Indenture on any overdue principal and (to the extent permitted under applicable law) on any overdue interest; and, in case such moneys shall be insufficient to pay in full such principal and interest, then, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is an Obligation) at the time due and payable and, second, to the payment of all amounts of principal at the time due and payable under the Senior Secured Notes; and

                  (d) fourth, the balance, if any, held by the Mortgagee after payment in full of all amounts referred to in subdivisions Sections 3.11(a), (b) and (c) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Mortgagor.

         SECTION 3.12. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Mortgagee shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Mortgagor, be entitled to the appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

         SECTION 3.13. Possession, Management and Income. If an Event of Default shall have occurred and be continuing, in addition to, and not in limitation of, the rights and remedies provided in Section 1.14, the Mortgagee, upon five (5) days written notice to the Mortgagor, may enter upon and take possession of the Collateral or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Mortgagee shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Collateral or any part thereof, and any Impositions or other charges prior to the lien and security interest of this Mortgage which the Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 3.11.

         SECTION 3.14. Right of Mortgagee to Perform Mortgagor's Covenants, etc. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture, the Mortgagee, without notice to or demand upon the Mortgagor and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Collateral for such purpose and take all such action thereon as, in the Mortgagee's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate provided for in the Indenture from the date of payment or incurring, shall constitute additional indebtedness under the Indenture secured by this Mortgage and shall be paid by the Mortgagor to the Mortgagee on demand.

         SECTION 3.15. Subrogation. To the extent that the Mortgagee, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Mortgage, or the Mortgagor or any other Person pays any such sum with the proceeds of the Senior Secured Notes, the Mortgagee shall have and be entitled to a lien on the Collateral equal in priority to the lien discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Obligations.

         SECTION 3.16. Remedies, etc., Cumulative. Each right, power and remedy of the Mortgagee provided for in this Mortgage, the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, the Indenture, the Senior Secured Notes or the Security Agreements executed pursuant to the Indenture or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage, the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies.

         SECTION 3.17. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

         SECTION 3.18. No Waiver, etc. No failure by the Mortgagee to insist upon the strict performance of any term hereof or of the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Obligations secured hereby before or after its due date, the Mortgagee shall not be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

         SECTION 3.19. Compromise of Actions, etc. Any action, suit or proceeding brought by the Mortgagee pursuant to any of the terms of this Mortgage, the Indenture, the Senior Secured Notes, or the Security Agreements, or otherwise, and any claim made by the Mortgagee hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Mortgagee without any notice to or approval of the Mortgagor.

                                   ARTICLE IV

                                   DEFINITIONS

         SECTION 4.1. Terms Defined in this Mortgage. When used herein the following terms have the following meanings:

         "Borrowers" shall have the meaning set forth in the third recital.

         "Collateral" shall have the meaning set forth in the granting clause.

         "Contracts" shall have the meaning set forth in clause (g) of the granting clause.

         "Credit Agreement" shall have the meaning set forth in the third recital.

         "Default" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

         "First Mortgage Default" means a Default (as defined in the First Mortgage).

         "Goods" shall have the meaning set forth in clause (c) of the granting clause.

         "herein", "hereof", "hereto", and "hereunder" and similar terms refer to this Mortgage and not to any particular Section, paragraph or provision of this Mortgage.

         "Impositions" shall have the meaning set forth in Section 1.5.

         "Improvements" shall have the meaning set forth in clause (b) of the granting clause.

         "Indemnified Parties" shall have the meaning set forth in Section 1.16.

         "Insurance Requirements" shall have the meaning set forth in paragraph
(a) of Section 1.6.

         "Land" shall have the meaning set forth in the first recital.

         "Leases" shall have the meaning set forth in clause (d) of the granting clause.

         "Legal Requirements" shall have the meaning set forth in paragraph (b) of Section 1.6.

         "Mortgage" shall have the meaning set forth in the preamble.

         "Mortgagee" shall have the meaning set forth in the preamble.

         "Mortgagor" shall have the meaning set forth in the preamble.

         "Obligations" means all liabilities, duties and obligations of the Mortgagor as the Subsidiary Guarantor under the Indenture, all advances, if any, made by Mortgagee pursuant to the terms of this Mortgage, and all duties and obligations of Mortgagor under this Mortgage[, and the Security Agreements executed pursuant to the terms of the Indenture].

         "Permits" shall have the meaning set forth in clause (g) of the granting clause.

         "Permitted Encumbrances" shall have the meaning set forth in Section
1.2.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

         "Plans" shall have the meaning set forth in clause (f) of the granting clause.

         "Post-Petition Interest" shall have the meaning set forth in Section
2.3.

         "Proceeds" shall have the meaning set forth in clause (k) of the granting clause.

         "Property" shall have the meaning set forth in clause (b) of the granting clause.

         "Real Estate" shall have the meaning set forth in clause (a) of the granting clause.

         "Rents" shall have the meaning set forth in clause (j) of the granting clause.

         "State" means the State of Florida.

         "Total Destruction" means any damage to or destruction of the Improvements or any part thereof which, in the reasonable estimation of the Mortgagee shall require the expenditure of an amount in excess of Ten Million Dollars ($10,000,000) to restore the Improvements to substantially the same condition of the Improvements immediately prior to such damage or destruction.

         "Total Taking" means a Taking, whether permanent or for temporary use, which, in the reasonable judgment of the Mortgagee, shall substantially interfere with and adversely affect the normal operation of the Property by the Mortgagor to such an extent as would reasonably be anticipated to cause a Material Adverse Effect (as defined in the Credit Agreement).

         SECTION 4.2. Use of Defined Terms. Terms for which meanings are provided in this Mortgage shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Mortgage or pursuant hereto.

         SECTION 4.3. Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Mortgage, including its preamble and recitals, have the meanings provided in the Indenture.

                                   ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. Further Assurances; Financing Statements.

         SECTION 5.1.1. Further Assurances. The Mortgagor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Mortgagee from time to time may reasonably request:

                  (a) to better subject to the lien and security interest of this Mortgage all or any portion of the Collateral,

                  (b) to perfect, publish notice or protect the validity of the lien and security interest of this Mortgage,

                  (c) to preserve and defend the title to the Collateral and the rights of the Mortgagee therein against the claims of all Persons as long as this Mortgage shall remain undischarged,

                  (d) in order to further effectuate the purposes of this Mortgage and to carry out the terms hereof and to better assure and confirm to the Mortgagee its rights, powers and remedies hereunder.

         SECTION 5.1.2. Financing Statements. Notwithstanding any other provision of this Mortgage, the Mortgagor hereby agrees that, without notice to or the consent of the Mortgagor, the Mortgagee may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Mortgage.

         SECTION 5.2. Additional Security. Without notice to or consent of the Mortgagor, and without impairment of the security interest and lien and rights created by this Mortgage, the Mortgagee and the Lenders may accept from the Mortgagor or any other Person additional security for the Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, or, first, to the security created by this Mortgage, or concurrently to both, in any case without affecting the Mortgagee's lien and rights under this Mortgage.

         SECTION 5.3. Defeasance; Partial Release, etc.

         SECTION 5.3.1. Defeasance. If the Senior Secured Notes and all other amounts owing pursuant to the Indenture and the Security Agreements shall be repaid in full in accordance with the terms thereof, and if the Mortgagor shall pay, in full, the principal of and premium, if any, and interest on the Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Mortgagor and shall comply with all the terms, conditions and requirements hereof and of the Obligations, or otherwise as may be provided in the Indenture, then on such date, the Mortgagee shall, upon the request of the Mortgagor and at the Mortgagor's sole cost and expense, execute and deliver such instruments, in form and substance reasonably satisfactory to the Mortgagee, as may be necessary to effectively reconvey, release and discharge this Mortgage.

         SECTION 5.3.2. Partial Release, etc. The Mortgagee may, at any time and from time to time, without liability therefor, and without prior notice to the Mortgagor, release or reconvey any part of the Collateral, consent to the making of any map or plat of the Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Mortgage.

         SECTION 5.4. Notices, etc. All notices and other communications provided to any of the parties hereto shall be in writing and addressed, delivered or transmitted to such party as set forth in the Indenture.

         SECTION 5.5. Waivers, Amendments, etc. The provisions of this Mortgage may be amended, discharged or terminated and the observance or performance of any provision of this Mortgage may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Mortgagor and the Mortgagee.

         SECTION 5.6. Cross-References. References in this Mortgage and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Mortgage or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

         SECTION 5.7. Headings. The various headings of this Mortgage and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Mortgage or such instrument or any provisions hereof or thereof.

         SECTION 5.8. Currency. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

         SECTION 5.9. Governing Law. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

         SECTION 5.10. Successors and Assigns, etc. This Mortgage shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 5.11. Waiver of Jury Trial; Submission to Jurisdiction.

                  (a) EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE INDENTURE, THE SENIOR SECURED NOTES, THE SECURITY AGREEMENTS OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE MORTGAGOR OR THE MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE AND THE HOLDERS TO ENTER INTO THE TRANSACTIONS PROVIDED FOR IN THE INDENTURE.

                  (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS MORTGAGE, THE INDENTURE, THE SENIOR SECURED NOTES, OR THE SECURITY AGREEMENTS, THE MORTGAGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE MORTGAGOR AND MORTGAGEE EACH EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS MORTGAGE, THE INDENTURE, THE SENIOR SECURED NOTES, OR THE SECURITY AGREEMENTS IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE MORTGAGOR.

         NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE THE MORTGAGEE FROM BRINGING AN ACTION AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION.

         SECTION 5.12. Severability; Conflicts. Any provision of this Mortgage, the Indenture, the Senior Secured Notes, or the Security Agreements which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Mortgage, the Indenture, the Senior Secured Notes, or the Security Agreements or affecting the validity or enforceability of such provision in any other jurisdiction. In the event of any conflict between the terms of this Mortgage and the terms of the Indenture, the terms of the Indenture shall control.

         SECTION 5.13. Security Agreement. This Mortgage is a Security Agreement executed pursuant to the Indenture and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 5.14. Usury Savings Clause. It is the intention of the Mortgagor and the Mortgagee to conform strictly to the usury laws governing the Indenture, the Senior Secured Notes and the Security Agreements made pursuant to the Indenture, and any interest payable under the Indenture, the Senior Secured Notes and the Security Agreements shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under such laws, as construed by the courts having jurisdiction over such matters. In the event the maturity of the Obligations is accelerated by reason of any provision of the Indenture, the Senior Secured Notes and the Security Agreements made pursuant to the Indenture, or by reason of an election by the Mortgagee resulting from an Event of Default, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds under the Indenture until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically or, if theretofore paid, at the option of the Mortgagee, shall be rebated to the Mortgagor, or shall be credited on the principal amount of the Obligations or, if all principal has been repaid, then the excess shall be rebated to the Mortgagor. If any interest is canceled, credited against principal or rebated to the Mortgagor in accordance with the foregoing sentence and, if thereafter the interest payable hereunder is less than the maximum amount permitted by applicable law, the rate hereunder shall automatically be increased to the maximum extent possible to permit repayment to the Mortgagee and the Lenders as soon as possible of any interest in excess of the maximum amount permitted by law which was earlier canceled, credited against principal or rebated to the Mortgagor pursuant to the provisions of the foregoing sentence.

         SECTION 5.15. Future Advances. This Mortgage is a "Future Advance Mortgage" under the laws of the State. Any and all future advances under this Mortgage made within a period not to exceed twenty years and in an amount not to exceed Four Hundred and Fifty Million Dollars ($450,000,000) and the Indenture and Security Agreements shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. This Mortgage shall secure the Obligations, whenever incurred, such Obligations to be due at the times provided in the Indenture and Security Agreements. Notice is hereby given that the Obligations may increase as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Mortgagee elects to advance, defaults under leases that the Mortgagee elects to cure, attorney fees or costs incurred in enforcing the Indenture and Security Agreements or other expenses incurred by the Mortgagee in protecting the Collateral, the security of this Mortgage or the Mortgagee's rights and interests.

         SECTION 5.16. Subordination to First Mortgage.

                  (a) The lien of this Mortgage shall be subject and subordinate only to the lien of the First Mortgage and Permitted Encumbrances. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage shall not be subordinate to any increases in the aggregate principal amount that may be borrowed (i) under the First Mortgage or other documents executed in connection therewith, or (ii) under any amendment, modifications, renewals, replacements or consolidations thereof, made without the prior written consent of Mortgagee, to an amount in excess of $70,000,000.

                  (b) Mortgagor represents and warrants that (i) the First Mortgage is in full force and effect, and (ii) all principal, interest and other amounts payable under the terms, covenants, conditions and provisions of the First Mortgage and the other documents executed in connection therewith have been and shall be paid in accordance with the terms, covenants, conditions and provisions thereof.

                  (c) Mortgagor covenants and agrees that Mortgagor shall: (i) promptly and faithfully observe, perform and comply with all the terms, covenants, conditions and provisions of the First Mortgage and other documents executed in connection therewith; (ii) not modify, or amend, or in any way alter or permit the alteration of any of the terms, covenants, conditions or provisions of the First Mortgage or the other documents executed in connection therewith in a manner that will increase the aggregate principal amount of indebtedness that may be borrowed under the First Mortgage and the other documents executed in connection therewith the repayment of which is secured by the First Mortgage to an amount in excess of $70,000,000; (iii) promptly deliver to Mortgagee a copy of each notice of a First Mortgage Default received or delivered by Mortgagor in connection with the First Mortgage; and
         (iv) furnish to Mortgagee copies of such additional information and evidence as Mortgagee reasonably may require concerning Mortgagor's due observance, performance and compliance with the terms, covenants, conditions, and provisions of the First Mortgage and the other documents executed in connection therewith (including, but without limiting the generality of the foregoing, evidence, reasonably satisfactory to Mortgagee, of the payment by Mortgagor of principal, interest and other amounts required by the terms, covenants, conditions and provisions of the First Mortgage and the other documents executed in connection therewith).

                  (d) Upon the occurrence and during the continuance of a First Mortgage Default, in addition to any other rights and remedies that may be available to Mortgagee, Mortgagee may, but shall not be obligated to, cure such First Mortgage Default and Mortgagee shall be subrogated to the rights of the holder of the First Mortgage against Mortgagor and the Property. To the extent Mortgagee makes any payment of any installment of interest or any payment of principal or other sum due under the First Mortgage and/or any note secured thereby, such payment
         (i) shall be deemed to be an Obligation secured hereby, (ii) shall be a lien on the Property prior to any right or title to, interest in, or claim upon the Property subordinate to the lien of this Mortgage, and
         (iii) shall accrue interest at a rate equal to the lower of (a) eighteen percent (18%) per annum or (b) the maximum rate permitted by law.

                  (e) If for any reason the indebtedness secured by the First Mortgage is accelerated, or the Property or any part thereof is sold, or attempted to be sold, pursuant to the First Mortgage, whether by power of sale, judicial action or otherwise, or any other remedial action or proceeding is taken or instituted in respect of the Property or any part thereof under the First Mortgage, Mortgagor will indemnify and hold Mortgagee harmless from any loss, cost or expense incurred by Mortgagee, including reasonable attorneys' fees, in contesting any such action taken or instituted, or incurred by Mortgagee on account of the acceleration of the indebtedness secured by the First Mortgage, the sale of the Property pursuant thereto or Mortgagee's purchase or payment of the First Mortgage.

                  (f) Mortgagor does herewith irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact in its name, place and stead to, upon the occurrence and during the continuance of a First Mortgage Default, perform and comply with all obligations of Mortgagor under the First Mortgage, to do and take, without any obligation to do so, any action as Mortgagee deems necessary or desirable to cure any First Mortgage Default. Mortgagor shall, within five (5) days after written request is made therefor by Mortgagee, execute and deliver to Mortgagee or to any person which Mortgagee shall designate, such further instruments, agreements, powers, deeds, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.

                  (g) Upon receipt by Mortgagee of any notice of a First Mortgage Default, Mortgagee may rely thereon and take any such reasonable action as Mortgagee shall reasonably deem necessary , irrespective of whether the existence of such First Mortgage Default or the nature thereof be questioned or denied by or on behalf of Mortgagor.

         Notwithstanding anything to the contrary contained in this Mortgage, and each of the terms, conditions and provisions hereof, the Mortgagee's rights and remedies hereunder are and at all times shall be subject and subordinate to the First Mortgage and shall be subject to the terms of the Senior Debt Intercreditor Agreement. The Mortgagee agrees to execute a subordination agreement if requested by Senior Lender or any lender under any refinancing of the indebtedness secured by the First Mortgage.

         IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, sealed, acknowledged and delivered this instrument as of the day and year first above written.

                                 MORTGAGOR:

                                 STERLING FIBERS, INC.,
                                 a Delaware corporation


                                 By:
                                    -------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:


                                 Witnessed and acknowledged in the presence of:


                                 ---------------------------------------------
                                 Name:


                                 ---------------------------------------------
                                 Name:


                                   DRAFTED BY:

                                Latham & Watkins
                                885 Third Avenue
                          New York, New York 10022-4802
                         Attention: Wylie S. Allen, Esq.

[CORPORATE NOTARY PAGE]

                      MULTI-STATE CORPORATE ACKNOWLEDGMENT


State of New York
County of New York

On this _______________ day of July, 1999, before me, the undersigned officer, personally appeared

   ______________________________, with a residence at _____________________,

personally known and acknowledged himself/herself/themselves to me, or produced _________________________________ as identification, to be the

    _______________ President

of ______________________________, (hereinafter, the "Corporation")

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself/herself/ themselves in their authorized capacities as such officer(s) as his/her/their free and voluntary act and deed and the free and voluntary act and deed of said Corporation.

In Witness Whereof, I hereunto set my hand and official seal.

                                           ------------------------------------
                                           Notary Public


Notarial Seal                              My Commission Expires:

                                    EXHIBIT A


                          Legal Description of the Land

                                    EXHIBIT B



                             Permitted Encumbrances

[ ]